                                                                    EXHIBIT 12.1


         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                 Years Ended December 31,
                                          -----------------------------------------------------------------------       Six Months
                                                                                                                          Ended
                                                                                                                         June 30,
                                            1996           1997           1998            1999            2000            2001
                                          --------       --------       --------        --------       ----------       --------
EARNINGS:
   Income Before Minority Interest,
     Income Taxes and Extraordinary
     Item                                 $ 41,132       $ 42,699       $ 44,525        $ 51,431        $ 47,604        $ 35,538
   Equity in Earnings of Affiliate,
     Net of Distributions                       --             --           (576)         (1,072)           (154)          1,639
   Fixed Charges                            11,433         11,768         11,657          14,128          13,310           9,442
                                          --------       --------       --------        --------        --------        --------
                                          $ 52,565       $ 54,467       $ 55,606        $ 64,487        $ 60,760        $ 46,619
                                          ========       ========       ========        ========        ========        ========
FIXED CHARGES:
   Interest Expense                       $ 11,033       $ 11,332       $ 11,304        $ 13,390        $ 12,283        $  8,764
   Rental Interest Factor                      400            436            353             738           1,027             678
                                          --------       --------       --------        --------        --------        --------
                                          $ 11,433       $ 11,768       $ 11,657        $ 14,128        $ 13,310        $  9,442
                                          ========       ========       ========        ========        ========        ========
RATIO:  EARNINGS/FIXED
        CHARGES                               4.60           4.63           4.77            4.56            4.56            4.94
                                          ========       ========       ========        ========        ========        ========